Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TurboSonic Technologies Inc., (the “Company”), on Form 10-Q for the period ending March 31, 2011, as filed with the Securities and Exchange Commission, (the “Report”), I, Edward F. Spink, Chief Executive Officer of the Company, certify, pursuant to 18U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ EDWARD F. SPINK
Edward F. Spink
Chief Executive Officer
May 16, 2011

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TurboSonic Technologies Inc., (the “Company”), on Form 10-Q for the period ending March 31, 2011, as filed with the Securities and Exchange Commission, (the “Report”), I, Carl A. Young, Chief Financial Officer of the Company, certify, pursuant to 18U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ CARL A. YOUNG
Carl A. Young
Chief Financial Officer
May 16, 2011